 Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement (No. 33-88228) on Form S-8 of our report dated June 22, 2017 appearing in this Annual Report on Form 11-K of Home Federal Savings Bank Employees’ Savings and Profit Sharing Plan for the year ended December 31, 2016.

/s/ CliftonLarsonAllen LLP

Minneapolis, Minnesota

June 22, 2017